Exhibit 3

Joint Filing Agreement

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as Exhibit 2 shall be a joint statement filed on behalf of each of the undersigned.

Date: May 29, 2007

Crowther Holdings Ltd.

By: /s/ Gregory D. Morgan

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Name: Gregory D. Morgan

Title: Sole Beneficial Owner

/s/ Gregory D. Morgan

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     Gregory D. Morgan